Exhibit 99.1

For investors	For media
Amy Wakeham	Jayme Rubenstein
+1 858-836-5000	+1 858-836-6798
investorrelations@resmed.com	news@resmed.com

ResMed Inc. Announces Results for the Second Quarter of Fiscal Year 2023

–	Year-over-year revenue grows 16%, operating profit up 13%, non-GAAP operating profit up 14%

Note: A webcast of ResMed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, January 26, 2023 – ResMed Inc. (NYSE: RMD, ASX: RMD) today announced results for its quarter ended December 31, 2022.

Second Quarter 2023 Highlights

All comparisons are to the prior year period

•	Revenue increased by 16% to $1,033.7 million; up 20% on a constant currency basis

•	Gross margin contracted 30 bps to 56.1%; non-GAAP gross margin contracted 80 bps to 56.8%

•	Income from operations increased 13%; non-GAAP operating profit up 14%

•	Diluted earnings per share of $1.53; non-GAAP diluted earnings per share of $1.66

“During the second quarter, we significantly increased production and delivery of flow generator devices to meet the incredible demand from customers, resulting in strong sales growth in the Americas, and solid overall performance for our business across 140 countries,” said Mick Farrell, ResMed’s CEO. “Towards the end of the quarter, we cleared the final regulatory hurdles and closed the acquisition of MEDIFOX DAN, expanding our outside-hospital Software-as-a-Service (SaaS) business to its first market outside the U.S. We will deliver ongoing, sustainable growth through this exciting expansion of our business model in Germany, with strong links to both our global SaaS business and our market-leading German business in sleep and respiratory care. Looking ahead, we remain focused on delivering lifesaving therapy solutions and accelerating the adoption of digital health in sleep apnea, COPD, and out-of-hospital care. During calendar year 2022, we improved over 149 million lives, and we are well on our way to our goal of helping 250 million people sleep better, breathe better, and live higher-quality lives with outside-hospital care in 2025.”

RMD Second Quarter 2023 Earnings Press Release – January 26, 2023	Page 2 of 10

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	December 31, 2022	December 31, 2021	% Change	Constant Currency (A)
Revenue	$1,033.7	$894.9	16%	20%
Gross margin	56.1%	56.4%	(1)
Non-GAAP gross margin (B)	56.8%	57.6%	(1)
Selling, general, and administrative expenses	211.7	185.4	14	20
Research and development expenses	69.9	62.5	12	15
Income from operations	280.2	248.7	13
Non-GAAP income from operations (B)	305.5	267.7	14
Net income	224.9	201.8	11
Non-GAAP net income (B)	244.4	216.2	13
Diluted earnings per share	$1.53	$1.37	12
Non-GAAP diluted earnings per share (B)	$1.66	$1.47	13

	Six Months Ended
	December 31, 2022	December 31, 2021	% Change	Constant Currency (A)
Revenue	$1,984.0	$1,798.9	10%	14%
Gross margin	56.5%	56.2%	1
Non-GAAP gross margin (B)	57.2%	57.4%	Nil
Selling, general, and administrative expenses	404.9	362.1	12	17
Research and development expenses	133.1	122.5	9	12
Income from operations	555.9	510.6	9
Non-GAAP income from operations (B)	596.3	548.4	9
Net income	435.4	405.4	7
Non-GAAP net income (B)	466.5	438.3	6
Diluted earnings per share	$2.95	$2.76	7
Non-GAAP diluted earnings per share (B)	$3.17	$2.98	6

(A)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency” basis, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(B)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

Discussion of Second Quarter Results

All comparisons are to the prior year period unless otherwise noted

•	Revenue grew by 20 percent on a constant currency basis, driven by increased demand for our sleep and respiratory care devices as well as reduced competitive supply.

•

Revenue in the U.S., Canada, and Latin America, excluding Software-as-a-Service, grew by 26 percent, primarily due to the factors discussed above and recovery of core sleep patient flow that was previously impacted by COVID-19.

•	Revenue in Europe, Asia, and other markets grew by 8 percent on a constant currency basis.

•	Software-as-a-Service revenue increased by 18 percent, due to our acquisition of MEDIFOX DAN and continued growth in our Home Medical Equipment vertical.

RMD Second Quarter 2023 Earnings Press Release – January 26, 2023	Page 3 of 10

•

Gross margin decreased by 30 basis points and non-GAAP gross margin decreased by 80 basis points, mainly due to unfavorable product mix and foreign currency movements, partially offset by an increase in average selling prices.

•

Selling, general, and administrative expenses increased by 20 percent on a constant currency basis. SG&A expenses improved to 20.5 percent of revenue in the quarter, compared with 20.7 percent in the same period of the prior year. These changes in SG&A expenses were mainly due to increases in employee-related expenses and increases in travel expenses.

•	Income from operations increased by 13 percent and non-GAAP income from operations increased by 14 percent.

•

Net income for the quarter was $224.9 million and diluted earnings per share was $1.53. Non-GAAP net income increased by 13% to $244.4 million, and non-GAAP diluted earnings per share increased by 13% to $1.66, predominantly attributable to strong sales, partially offset by higher operating expenses.

•	Operating cash flow for the quarter was $128.6 million, reflecting the impact of increases in working capital. During the quarter we paid $64.5 million in dividends.

Other Business and Operational Highlights

•

Completed the acquisition of MEDIFOX DAN, a German leader in software solutions for out-of-hospital care providers. Similar to the solutions of ResMed’s leading U.S. SaaS brands, Brightree and MatrixCare, MEDIFOX DAN expands ResMed’s out-of-hospital SaaS business into new health sectors and builds on its established healthcare business in Germany.

•

Celebrated the grand opening of ResMed’s new Advanced Manufacturing Centre in Tuas, Singapore. The 270,000-square-foot (25,000-square-meter) facility more than doubles the size of ResMed’s footprint in Singapore and serves as ResMed’s key manufacturing hub in Asia-Pacific. The facility has the manufacturing capacity and footprint to scale production for connected devices and mask systems to help people sleep, breathe, and live better lives.

Dividend program

The ResMed board of directors today declared a quarterly cash dividend of $0.44 per share. The dividend will have a record date of February 9, 2023, payable on March 16, 2023. The dividend will be paid in U.S. currency to holders of ResMed’s common stock trading on the New York Stock Exchange. Holders of CHESS Depositary Interests (“CDIs”) trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be February 8, 2023, for common stockholders and for CDI holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow ResMed to defer processing conversions between its common stock and CDI registers from February 8, 2023, through February 9, 2023, inclusive.

Webcast details

ResMed will discuss its second-quarter fiscal year 2023 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on ResMed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q2 2023 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on the website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately two hours after the webcast by dialing +1 877-660-6853 (U.S.) or +1 201-612-7415 (outside U.S.) and entering the passcode 13735371. The telephone replay will be available until February 9, 2023.

RMD Second Quarter 2023 Earnings Press Release – January 26, 2023	Page 4 of 10

About ResMed

At ResMed (NYSE: RMD, ASX: RMD) we pioneer innovative solutions that treat and keep people out of the hospital, empowering them to live healthier, higher-quality lives. Our digital health technologies and cloud-connected medical devices transform care for people with sleep apnea, COPD, and other chronic diseases. Our comprehensive out-of-hospital software platforms support the professionals and caregivers who help people stay healthy in the home or care setting of their choice. By enabling better care, we improve quality of life, reduce the impact of chronic disease, and lower costs for consumers and healthcare systems in more than 140 countries. To learn more, visit ResMed.com and follow @ResMed.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding ResMed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, litigation, and tax outlook – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in ResMed’s periodic reports on file with the U.S. Securities & Exchange Commission. ResMed does not undertake to update its forward-looking statements.

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RMD Second Quarter 2023 Earnings Press Release – January 26, 2023	Page 5 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended		Six Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net revenue	$1,033,744	$894,874	$1,984,038	$1,798,890
Cost of sales	446,724	379,325	849,834	765,993
Amortization of acquired intangibles (1)	7,305	11,231	13,680	22,289

Total cost of sales	$454,029	$390,556	$863,514	$788,282

Gross profit	$579,715	$504,318	$1,120,524	$1,010,608
Selling, general, and administrative	211,672	185,362	404,860	362,082
Research and development	69,874	62,507	133,062	122,457
Amortization of acquired intangibles (1)	9,563	7,738	17,513	15,445
Acquisition related expenses	8,412	—	9,157	—

Total operating expenses	$299,521	$255,607	$564,592	$499,984

Income from operations	$280,194	$248,711	$555,932	$510,624
Other income (expenses), net:
Interest income (expense), net	$(10,338)	$(5,948)	$(17,472)	$(11,308)
Loss attributable to equity method investments	(2,826)	(1,914)	(4,853)	(3,300)
Gain (loss) on equity investments	8,368	(4,404)	5,088	1,208
Other, net	(1,707)	841	(3,211)	(1,150)

Total other income (expenses), net	(6,503)	(11,425)	(20,448)	(14,550)

Income before income taxes	$273,691	$237,286	$535,484	$496,074
Income taxes	48,777	35,535	100,092	90,710

Net income	$224,914	$201,751	$435,392	$405,364

Basic earnings per share	$1.53	$1.38	$2.97	$2.78
Diluted earnings per share	$1.53	$1.37	$2.95	$2.76
Non-GAAP diluted earnings per share (1)	$1.66	$1.47	$3.17	$2.98
Basic shares outstanding	146,704	145,990	146,568	145,835
Diluted shares outstanding	147,405	147,040	147,367	147,044

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RMD Second Quarter 2023 Earnings Press Release – January 26, 2023	Page 6 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	December 31, 2022	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$253,199	$273,710
Accounts receivable, net	672,271	575,950
Inventories	988,955	743,910
Prepayments and other current assets	410,731	337,908

Total current assets	$2,325,156	$1,931,478
Non-current assets:
Property, plant, and equipment, net	$522,745	$498,181
Operating lease right-of-use assets	128,222	132,314
Goodwill and other intangibles, net	3,354,036	2,282,386
Deferred income taxes and other non-current assets	345,945	251,494

Total non-current assets	$4,350,948	$3,164,375

Total assets	$6,676,104	$5,095,853

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$196,003	$159,245
Accrued expenses	312,169	344,722
Operating lease liabilities, current	22,429	21,856
Deferred revenue	133,909	108,667
Income taxes payable	58,304	44,893
Short-term debt	9,900	9,916

Total current liabilities	$732,714	$689,299
Non-current liabilities:
Deferred revenue	$102,803	$95,455
Deferred income taxes	107,540	9,714
Operating lease liabilities, non-current	116,445	120,453
Other long-term liabilities	50,603	5,974
Long-term debt	1,790,689	765,325
Long-term income taxes payable	37,183	48,882

Total non-current liabilities	$2,205,263	$1,045,803

Total liabilities	$2,937,977	$1,735,102

STOCKHOLDERS’ EQUITY:
Common stock	$588	$586
Additional paid-in capital	1,710,766	1,682,432
Retained earnings	3,920,197	3,613,736
Treasury stock	(1,623,256)	(1,623,256)
Accumulated other comprehensive income	(270,168)	(312,747)

Total stockholders’ equity	$3,738,127	$3,360,751

Total liabilities and stockholders’ equity	$6,676,104	$5,095,853

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RMD Second Quarter 2023 Earnings Press Release – January 26, 2023	Page 7 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Three Months Ended		Six Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Cash flows from operating activities:
Net income	$224,914	$201,751	$435,392	$405,364
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	37,767	40,790	74,040	79,891
Amortization of right-of-use assets	7,772	8,817	15,533	17,334
Stock-based compensation costs	16,464	16,100	33,383	33,404
Loss attributable to equity method investments	2,826	1,914	4,853	3,300
(Gain) loss on equity investment	(8,368)	4,404	(5,088)	(1,208)
Changes in operating assets and liabilities:
Accounts receivable, net	(19,585)	48,765	(75,823)	82,469
Inventories, net	(86,020)	(83,272)	(233,116)	(139,249)
Prepaid expenses, net deferred income taxes and other current assets	(29,862)	(6,998)	(66,646)	(21,389)
Accounts payable, accrued expenses, income taxes payable and other	(17,271)	(12,393)	(9,230)	(305,694)

Net cash provided by operating activities	$128,637	$219,878	$173,298	$154,222
Cash flows from investing activities:
Purchases of property, plant, and equipment	(27,350)	(30,406)	(56,406)	(57,747)
Patent registration and acquisition costs	(4,320)	(9,284)	(7,636)	(13,737)
Business acquisitions, net of cash acquired	(992,125)	(35,915)	(1,011,225)	(35,915)
Purchases of investments	(12,841)	(5,764)	(17,132)	(12,364)
(Payments) / proceeds on maturity of foreign currency contracts	10,223	(1,938)	7,181	(5,419)

Net cash used in investing activities	$(1,026,413)	$(83,307)	$(1,085,218)	$(125,182)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	22,056	19,101	24,666	23,455
Taxes paid related to net share settlement of equity awards	(29,654)	(49,830)	(29,713)	(50,025)
Proceeds from borrowings, net of borrowing costs	1,020,000	10,000	1,070,000	160,000
Repayment of borrowings	(15,000)	(136,000)	(45,000)	(136,000)
Dividends paid	(64,500)	(61,245)	(128,931)	(122,434)

Net cash (used in) / provided by financing activities	$932,902	$(217,974)	$891,022	$(125,004)

Effect of exchange rate changes on cash	$10,910	$(270)	$387	$(4,838)

Net increase / (decrease) in cash and cash equivalents	46,036	(81,673)	(20,511)	(100,802)
Cash and cash equivalents at beginning of period	207,163	276,149	273,710	295,278

Cash and cash equivalents at end of period	$253,199	$194,476	$253,199	$194,476

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RMD Second Quarter 2023 Earnings Press Release – January 26, 2023	Page 8 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP gross profit” and “non-GAAP gross margin” exclude amortization expense from acquired intangibles related to cost of sales and are reconciled below:

	Three Months Ended		Six Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenue	$1,033,744	$894,874	$1,984,038	$1,798,890
GAAP cost of sales	$454,029	$390,556	$863,514	$788,282
Less: Amortization of acquired intangibles (A)	(7,305)	(11,231)	(13,680)	(22,289)

Non-GAAP cost of sales	$446,724	$379,325	$849,834	$765,993
GAAP gross profit	$579,715	$504,318	$1,120,524	$1,010,608
GAAP gross margin	56.1%	56.4%	56.5%	56.2%
Non-GAAP gross profit	$587,020	$515,549	$1,134,204	$1,032,897
Non-GAAP gross margin	56.8%	57.6%	57.2%	57.4%

The measure “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended		Six Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GAAP income from operations	$280,194	$248,711	$555,932	$510,624
Amortization of acquired intangibles—cost of sales (A)	7,305	11,231	13,680	22,289
Amortization of acquired intangibles—operating expenses (A)	9,563	7,738	17,513	15,445
Acquisition-related expenses (A)	8,412	—	9,157	—

Non-GAAP income from operations	$305,474	$267,680	$596,282	$548,358

RMD Second Quarter 2023 Earnings Press Release – January 26, 2023	Page 9 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended		Six Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GAAP net income	$224,914	$201,751	$435,392	$405,364
Amortization of acquired intangibles—cost of sales, net of tax (A)	5,494	8,564	10,329	16,999
Amortization of acquired intangibles—operating expenses, net of tax (A)	7,192	5,901	13,222	11,780
Acquisition related expenses, net of tax (A)	6,782	—	7,527	—
Reserve for disputed tax position (A)	—	—	—	4,111

Non-GAAP net income (A)	$244,382	$216,216	$466,470	$438,254

GAAP diluted shares outstanding	147,405	147,040	147,367	147,044
GAAP diluted earnings per share	$1.53	$1.37	$2.95	$2.76
Non-GAAP diluted earnings per share (A)	$1.66	$1.47	$3.17	$2.98

(A)

ResMed adjusts for the impact of the amortization of acquired intangibles, acquisition related expenses and the reserve for disputed tax positions from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

ResMed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. ResMed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. ResMed believes this information provides investors better insight when evaluating ResMed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RMD Second Quarter 2023 Earnings Press Release – January 26, 2023	Page 10 of 10

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in millions, except for per share amounts)

	Three Months Ended
	December 31, 2022	(A)	December 31, 2021	(A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$345.5		$244.8		41%
Masks and other	269.7		242.0		11

Total U.S., Canada and Latin America	$615.3		$486.8		26
Combined Europe, Asia, and other markets
Devices	$197.3		$207.7		(5)%	5%
Masks and other	104.4		101.3		3	14

Total Combined Europe, Asia and other markets	$301.7		$309.0		(2)	8
Global revenue
Total Devices	$542.8		$452.5		20%	25%
Total Masks and other	374.2		343.3		9	13

Total Sleep and Respiratory Care	$917.0		$795.8		15	20
Software-as-a-Service	116.8		99.0		18

Total	$1,033.7		$894.9		16	20

	Six Months Ended
	December 31, 2022	(A)	December 31, 2021	(A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$685.1		$520.7		32%
Masks and other	508.3		457.1		11

Total U.S., Canada and Latin America	$1,193.4		$977.8		22
Combined Europe, Asia, and other markets
Devices	$375.3		$426.0		(12)%	(2)%
Masks and other	192.8		198.5		(3)	9

Total Combined Europe, Asia and other markets	$568.1		$624.5		(9)	2
Global revenue
Total Devices	$1,060.4		$946.7		12%	17%
Total Masks and other	701.0		655.7		7	11

Total Sleep and Respiratory Care	$1,761.4		$1,602.3		10	14
Software-as-a-Service	222.6		196.6		13

Total	$1,984.0		$1,798.9		10	14

(A)	Totals and subtotals may not add due to rounding.
(B)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

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